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                                                                    EXHIBIT 5.1

                     [GRAYDON, HEAD & RITCHEY LETTERHEAD]


                                December 12, 1996


Jacor Communications, Inc.
1300 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202

     Re: Offering of $150,000,000 Aggregate Principal Amount of Senior Subordinated Notes due 2006 by Jacor Communications Company Pursuant to Registration Statement on Form S-3, File No. 333-16469, Filed with the Securities and
          Exchange Commission
          ----------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Jacor Communications, Inc. ("Company"), a Delaware corporation, Jacor Communications Company, a Florida corporation and wholly-owned subsidiary of the Company ("JCC") and the Subsidiary Guarantors (as defined in the Registration Statement) in connection with the offering by JCC of its $150,000,000 Aggregate Principal Amount Senior Subordinated Notes due 2006 (the "Notes"), as fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors on a senior subordinated basis (the "Guarantees"), all of which Notes are being sold by JCC as set forth on the Form S-3 Registration Statement, File No. 333-16469, as amended, as filed by JCC, the Company and the Subsidiary Guarantors with the Securities and Exchange Commission.

     As counsel for the Company, JCC and the Subsidiary Guarantors we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, JCC's Articles of Incorporation, JCC's Bylaws, the Subsidiary Guarantors' Articles or Certificates of Incorporation, the Subsidiary Guarantors' Bylaws or Codes of Regulations, and other corporate records of the Company, JCC and the Subsidiary Guarantors, as we have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, we express the following opinions:

     (i) the Notes, when authenticated in accordance with the terms of the indenture (the "Indenture") to be entered into among JCC, the Company, the Subsidiary Guarantors and The Bank of New York, as trustee, a copy of which is filed as an exhibit to

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Jacor Communications, Inc.
December 12, 1996
Page 2


the Registration Statement, and delivered and paid for as contemplated by the Registration Statement, will constitute a valid and binding obligation of JCC, enforceable against JCC in accordance with its terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable; and

     (ii) the Guarantees, when issued by the Company and the Subsidiary Guarantors upon the authentication and delivery of the Notes, will constitute a valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in both the preliminary and final Prospectus under the caption "Legal Matters."

                                       Very truly yours,

                                       GRAYDON, HEAD & RITCHEY


                                       By: /s/ Richard G. Schmalzl
                                           ___________________________________
                                           Richard G. Schmalzl